EXHIBIT NO. 10.7

SECOND LIEN U.S. SECURITY AGREEMENT dated as of May 1, 2009 (this “Agreement”), among SEAGATE TECHNOLOGY INTERNATIONAL, an exempted limited liability company organized under the laws of the Cayman Islands (the “Issuer”), SEAGATE TECHNOLOGY, an exempted limited liability company organized under the laws of the Cayman Islands, as guarantor (the “Company”), the other Guarantors listed on Schedule I hereto (each such Guarantor together with the Issuer and the Company, the “Grantors” and each a “Grantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

Reference is made to (a) the Indenture, dated as of May 1, 2009 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Company, the other Guarantors from time to time party thereto (collectively, the “Guarantors” and, together with the Issuer, the “Notes Parties”) and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), pursuant to which the Issuer issued 10.00% Senior Secured Second-Priority Notes due 2014 (collectively, the “Notes”), and (b) the Intercreditor Agreement dated as of May 1, 2009 (as amended, supplemented, replaced or otherwise modified from time to time, the “Intercreditor Agreement”), among the Issuer, the Company, the other Guarantors named therein, the Collateral Agent and JPMorgan Chase Bank, N.A., as administrative agent under the Senior Credit Facility (as defined in the Indenture).

As an inducement to the Initial Purchasers (as defined in the Indenture) to purchase the Notes, the Grantors hereby agree with the Collateral Agent, for the ratable benefit of the Secured Parties, to the execution and delivery of an agreement in the form hereof.

Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Indenture. All terms defined in the Uniform Commercial Code as in effect in the State of New York (“UCC”) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC.

SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“Account Debtor” shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts Receivable” shall mean all “Accounts” (as defined in the UCC) and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement or (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement.

“Collateral” shall mean all (a) Accounts Receivable, (b) Chattel Paper, (c) Deposit Accounts, (d) Documents, (e) Equipment, (f) General Intangibles, (g) Instruments, (h) Inventory, (i) Investment Property, (j) cash, (k) all books and records pertaining to the foregoing and (l) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral, security and guarantees given by any Person with respect to any of the foregoing.

“Commodity Account” shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

“Commodity Contract” shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

“Commodity Customer” shall mean a Person for whom a Commodity Intermediary carries a Commodity Contract on its books.

“Commodity Intermediary” shall mean (a) a Person who is registered as a futures commission merchant under the federal commodities laws or (b) a Person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any

Grantor or that such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

“Documents” shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

“Entitlement Holder” shall mean a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such Person is the Entitlement Holder.

“Equipment” shall mean “Equipment” (as defined in the UCC) of any Grantor and shall include all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor. The term Equipment shall also include Fixtures.

“Financial Asset” shall mean (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or that is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the UCC. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a Person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Issuer or the Company, as the case may be.

“First Lien Security Agreement” shall mean the “U.S. Security Agreement” as defined in a Senior Credit Facility that is a First Priority Obligation (as defined in the Intercreditor Agreement).

“First Priority Obligations Payment Date” shall have the meaning set forth in the Intercreditor Agreement.

“First Priority Representative” shall mean JPMorgan Chase Bank, N.A., as administrative agent under the Senior Credit Facility or any other administrative agent under a Senior Credit Facility that is a First Priority Obligation (as defined in the Intercreditor Agreement).

“Fixtures” shall mean all items of Equipment, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

“General Intangibles” shall mean all “General intangibles” (as defined in the UCC) of any Grantor and shall include choses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, Internet domain names, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indemnitee” has the meaning set forth in Section 7.06(b) hereof.

“Indenture Documents” shall mean, collectively, the Indenture, the Notes and the Security Documents.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, rights under any Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other confidential or proprietary data or information, software and databases.

“Inventory” shall mean “Inventory” (as defined in the UCC) of any Grantor and shall include all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor’s business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now owned or hereafter acquired by any Grantor.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense of intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor to which any Grantor is a party, including those listed on Schedule III. Notwithstanding the foregoing, the term “License” shall not include (a) any license or sublicense of intellectual property under which the licensor is a Person other than the Company or any of its Subsidiaries if (i) such license or sublicense of intellectual property is held by a Grantor on the date hereof and is listed on Schedule VI or (ii) such license or sublicense of intellectual property is acquired by a Grantor after the date hereof, to the extent that such license or sublicense prohibits the granting of a security interest over such license or sublicense or over the intellectual property that is the subject of such license or sublicense to the Collateral Agent for the benefit of the Secured Parties, provided that, in the case of clause (ii), such Grantor and the Company have used commercially reasonable efforts to prevent the inclusion of such restrictions in the relevant license or sublicense and (b) any license or sublicense of intellectual property to the extent that any applicable law of any Governmental Authority prohibits the granting of a security interest over such license or sublicense or over the intellectual property that is the subject of such license or sublicense to the Collateral Agent for the benefit of the Secured Parties, provided, further, in the case of clauses (a)(ii) and (b), that the exclusion of any license or sublicense from the definition of the term License pursuant to this sentence shall not, individually or in the aggregate, result in a Material Adverse Effect.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, properties or financial condition of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company and the Issuer to perform their obligations under the Indenture Documents or (c) any material rights of or benefits available to the Noteholders under the Indenture Documents.

“Mortgaged Property” shall mean, initially, each parcel of real property and the improvements thereto owned by the Issuer or any Guarantor and includes each other parcel of real property and improvements thereto with respect to which a mortgage or deed of trust is granted pursuant to Section 4.18(a) or Section 11.01(b) of the Indenture.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention under a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to make, use or sell any invention under a Patent, now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule IV and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Agent” shall mean (i) prior to the First Priority Obligations Payment Date, the First Priority Representative (including, with respect to any Collateral delivered or held by the Perfection Agent hereunder, for the benefit of the Secured Parties pursuant to Section 2.3(b) of the Intercreditor Agreement) and (ii) thereafter, the Collateral Agent.

“Perfection Schedule” shall mean a schedule substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby.

“Proceeds” shall mean “proceeds” (as defined in the UCC) of any Grantor and shall include any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the First Priority Representative pursuant to Section 6.01 of the First Lien Security Agreement or the Collateral Agent pursuant to Section 6.01 hereof, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, agents, trustees and advisors of such Person and such Person’s Affiliates.

“Second Lien U.S. Pledge Agreement” shall mean the Second Lien U.S. Pledge Agreement dated as of the date hereof among the Company, the other Guarantors party thereto and the Collateral Agent.

“Secured Obligations” shall mean (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase or otherwise, and (ii) all other monetary obligations, including penalties, reimbursements, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantor, the Issuer or the other Notes Parties to the Secured Parties under the Indenture, this Agreement and the other Indenture Documents, and (b) the due and punctual performance of all agreements, obligations and liabilities of each Grantor under or pursuant to the Indenture, this Agreement and the other Indenture Documents.

“Secured Parties” shall mean, collectively, the Collateral Agent, the Trustee and the Noteholders, the beneficiaries of each indemnification obligation undertaken by any Notes Party under any Indenture Document and the successors and assigns of each of the foregoing, in each case, to which any Secured Obligations are owed.

“Securities” shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer that (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.

“Securities Account” shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

“Securities Intermediary” shall mean (a) a clearing corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

“Security Entitlements” shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

“Security Documents” shall mean the Security Agreements and any other agreement, document or instrument executed and delivered pursuant to Section 4.18 or Section 11.01 of the Indenture or any Security Agreement, as the same may be amended, restated or otherwise modified from time to time.

“Security Interest” shall have the meaning assigned to such term in Section 2.01.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Subsidiary of the Company shall be a Swap Agreement.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V and (b) all goodwill associated therewith or symbolized thereby.

“U.S. Grantors” shall mean any Grantors that are organized under the laws of the United States of America or any State thereof or the District of Columbia.

“U.S. Guarantor” shall mean any Guarantors that are organized under the laws of the United States of America or any State thereof or the District of Columbia.

“U.S. Notes Party” shall mean any Notes Parties that are organized under the laws of the United States of America or any State thereof or the District of Columbia.

“U.S. Subsidiary” shall mean any Subsidiary of the Company that is organized under the laws of the United States of America or any State thereof or the District of Columbia.

SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Indenture shall be applicable to this Agreement.

ARTICLE II

Security Interest

SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby bargains,

sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”). Without limiting the foregoing, the Collateral Agent is hereby authorized, but not required, at any time and from time to time to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantors, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 2.03. Exceptions from the Security Interest. Notwithstanding anything in this Agreement or any other Indenture Document to the contrary, no security interest shall be granted in any Collateral hereunder, if (a) granting such a security interest would (i) violate the law of the jurisdiction in which such Collateral is located or the law of the jurisdiction where the Person owning such asset or property is organized, (ii) violate the terms of any material contract binding on the Issuer, the Company or any other Guarantors (but only to the extent that the restrictions in all such contracts, taken as a whole, do not materially limit the Collateral that would otherwise be pledged pursuant to the Collateral Requirement to secure the Secured Obligations) or (iii) result in a material adverse tax consequence to the Guarantor granting such security interest (as determined reasonably by the Board of Directors) or (b) if the cost to the Company, the Issuer or any Grantor of granting and perfecting such security interest would be excessive in view of the related benefits to be received by the Secured Parties (as determined reasonably by the Board of Directors); provided, however, that, notwithstanding clauses (a) and (b) of this paragraph, the Notes Parties shall grant a security interest in such Collateral and execute such documentation and take such actions required to perfect any such security interest, as the case may be, (I) to the extent that the Notes Parties grant such security interests or execute such documentation or take any such other action for perfection thereof for the benefit of the First Priority Representative under the Senior Credit Facility and (II) in accordance with the provisions of Section 11.01(g) of the Indenture.

ARTICLE III

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Collateral Agent and the other Secured Parties that:

SECTION 3.01. Title and Authority. Each Grantor has good title to all Collateral material to its business and with respect to which it has purported to grant a Security Interest hereunder except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Collateral for its intended purposes subject to Permitted Encumbrances, and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

SECTION 3.02. Filings. The Perfection Schedule has been duly prepared, completed and executed and the information set forth therein includes the exact legal name of each Grantor and otherwise is correct and complete in all material respects. UCC financing statements (including the fixture filings listed on Schedule VII) or other appropriate filings, recordings or registrations containing a description of the Collateral as “all assets” or “all personal property” have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Schedule, which are all the filings, recordings and registrations (other than filings necessary to perfect a security interest in Fixtures and filings, if any, required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Secured Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing (except Fixtures related to any piece of real estate that is neither (i) a Mortgaged Property nor (ii) subject to a fixture filing listed on Schedule VII), recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other analogous applicable law in such jurisdictions and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and proper recording of this Agreement (or a short-form supplement to this Agreement as contemplated by Section 4.13(i)) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. §261 or 15 U.S.C. §1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. §205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction in the United States (or any political subdivision thereof) and its territories and possessions. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than (i) First-Priority Liens and (ii) Liens permitted pursuant to Sections 4.08 or 4.20 of the Indenture.

SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for First-Priority Liens and Liens permitted pursuant to Sections 4.08 or 4.20 of the Indenture. No Grantor has filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for First-Priority Liens and Liens permitted pursuant to Sections 4.08 or 4.20 of the Indenture.

ARTICLE IV

Covenants

SECTION 4.01. Records. Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any material part of the Collateral.

SECTION 4.02. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien except the First-Priority Liens and Liens permitted pursuant to Sections 4.08 or 4.20 of the Indenture.

SECTION 4.03. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as may be reasonably necessary to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument not already pledged to the Collateral Agent and delivered to the Perfection Agent hereunder, such note or instrument shall be promptly pledged to the Collateral Agent and delivered to the Perfection Agent, duly endorsed in a manner reasonably satisfactory to the Perfection Agent.

SECTION 4.04. Inspection and Verification. At any time the Senior Credit Facility is not a Minimum Size Credit Facility, the Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, subject to such party entering into a reasonable and customary confidentiality agreement with the Issuer and the Company, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, at reasonable times and intervals during normal business hours upon reasonable advance notice to the respective Grantor and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of the Collateral. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party subject to the execution of appropriate confidentiality undertakings reasonably satisfactory to the Company.

SECTION 4.05. Taxes; Encumbrances. At any time the Senior Credit Facility is not a Minimum Size Credit Facility, at its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Sections 4.08 or 4.20 of the Indenture, and may pay for the maintenance and preservation of the Collateral, in each case to the extent any Grantor fails to do so as required by the Indenture or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Indenture Documents.

SECTION 4.06. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent to the extent permitted by any contracts or arrangements to which such property is subject. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

SECTION 4.07. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, unless such Grantor’s failure to observe or perform any such condition or obligation would not result in a Material Adverse Effect.

SECTION 4.08. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, in either case except for First-

Priority Liens and Liens permitted pursuant to Sections 4.08 or 4.20 of the Indenture. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the Perfection Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any manner not inconsistent with the provisions of this Agreement, the Indenture or any other Indenture Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any material portion of the Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless within 45 days of the later of the date hereof and the date on which such warehouseman, bailee, agent or processor first acquires possession or control of such Inventory, such warehouseman, bailee, agent or processor shall have been notified of the Security Interest.

SECTION 4.09. Limitation on Modification of Accounts. None of the Grantors will, without the Perfection Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any material credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

SECTION 4.10. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 4.05 of the Indenture after giving effect to Section 4.20 of the Indenture. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, subject to the provisions of the Intercreditor Agreement, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Trustee or the Noteholders deem advisable and so direct the Collateral Agent. All sums disbursed by the Collateral Agent in connection with this Section 4.10, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.11. Legend. If any Accounts Receivable of any Grantor are evidenced by Chattel Paper, such Grantor shall legend, in form and manner satisfactory to the Collateral Agent, such Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

SECTION 4.12. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a) Deposit Accounts. For each Deposit Account that any Grantor at any time opens or maintains, such Grantor shall promptly (and, in the case of any Deposit Account that is maintained by any Grantor as of the Issue Date, no later than the date that is 15 days after the Issue Date or (x) if the Senior Credit Facility is at the time a Minimum Size Credit Facility, such longer period as the First Priority Representative may permit pursuant to the First Lien Security Agreement or (y) if the Senior Credit Facility is not a Minimum Size Credit Facility, such longer period as the Collateral Agent may permit in its sole discretion, provided that if such extension is granted it shall be for a period of not less than 30 days) after the Issue Date either (i) cause the depositary bank to agree to comply with instructions from the Perfection Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Grantor or any other Person, pursuant to an agreement reasonably satisfactory to the Collateral Agent, or (ii) arrange for the Perfection Agent to become the customer of the depositary bank with respect to such Deposit Account, with the Grantor being permitted, only with the consent of the Perfection Agent, to exercise rights to withdraw funds from such Deposit Account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of Default has occurred and is continuing or, after giving effect to any withdrawal, would occur. The provisions of this paragraph shall not apply to (A) Deposit Accounts used exclusively for payroll, payroll taxes and other employee wage and benefit programs and (B) Deposit Accounts used as cash collateral accounts supporting obligations under letters of credit, letters of guarantee, Swap Agreements and similar obligations of the Company and its Subsidiaries, to the extent that the Liens in respect of such cash collateral accounts are permitted by Sections 4.08 or 4.20 of the Indenture.

(b) Investment Property. Except to the extent otherwise provided in the Second Lien U.S. Pledge Agreement, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Perfection Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Perfection Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Collateral Agent thereof and, at the Perfection Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral

Agent, either (i) cause the issuer to agree to comply with instructions from the Perfection Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Perfection Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, such Grantor shall immediately notify the Collateral Agent thereof and, at the Perfection Agent’s request and option (and, in the case of any such Investment Property so held by any Grantor as of the Issue Date, no later than the date that is 15 days after the Issue Date (or (x) if the Senior Credit Facility is at such time a Minimum Size Credit Facility, such longer period as the First Priority Representative may permit pursuant to the First Lien Security Agreement or (y) if the Senior Credit Facility is not a Minimum Size Credit Facility, such longer period as the Collateral Agent may permit in its sole discretion, provided that if such extension is granted it shall be for a period of not less than 30 days)), pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Perfection Agent to such Securities Intermediary as to such Security Entitlements or to apply any value distributed on account of any Commodity Contract as directed by the Perfection Agent to such Commodity Intermediary, as the case may be, in each case without further consent of any Grantor, such nominee, or any other Person, or (ii) in the case of Financial Assets or other Investment Property held through a Securities Intermediary, arrange for the Perfection Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Perfection Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur.

SECTION 4.13. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, and will use commercially reasonable efforts to ensure that its licensees will not, take or fail to take any action whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or prematurely (after any steps to renew or extend such Grantor’s rights therein that (i) are available to such Grantor pursuant to 15 U.S.C. Section 155, 155A and 156 or (ii) become available to such Grantor as a result of a Change in Law, have been taken) dedicated to the public, and agrees that it shall continue to mark any products covered by a material Patent with the relevant patent number as necessary and sufficient to establish and preserve its rights to the fullest extent (as they exist on the latter of the date hereof or the date on which such Patent is acquired) under applicable patent laws pursuant to which each such Patent is issued.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such

Trademark in full force free from any meritorious claim of abandonment or invalidity for non-use the adverse determination of which could result in a Material Adverse Effect, (ii) maintain the quality of products and services offered under such Trademark sufficient to preclude any findings by any Governmental Authority of abandonment, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law pursuant to which each such Trademark is registered and (iv) not knowingly use or knowingly permit its licensees or sublicensees to use such Trademark in violation of any third party rights.

(c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright that it continues to publish, reproduce, display, adopt or distribute, provide appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws pursuant to which each such Copyright is issued.

(d) Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of any proceeding, or any materially adverse determination or development, in or by the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register, or to keep and maintain the same.

(e) Each Grantor will deliver to the Collateral Agent a written supplement to the Schedules hereto showing any additional Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses acquired by such Grantor after the date hereof, all to the extent and in the form necessary for filing in reasonable detail, which supplements shall be delivered (x) with respect to Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses that are registered in the U.S., not later than 30 days after the end of each fiscal quarter of the Company beginning with the fiscal quarter ended July 3, 2009, and (y) with respect to all other Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, not later than 30 days after the end of each fiscal quarter of the Company ended on or about July 3 and January 1 of each fiscal year, beginning with the fiscal quarter ended July 3, 2009; provided, however, that such written supplement need not reflect any License granting any right to any third party under any Copyright, Patent or Trademark now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license. Each Grantor shall execute and deliver to the Collateral Agent, and have recorded, any and all agreements, instruments, documents and papers, (i) if the Senior Credit Facility is at such time a Minimum Size Credit Facility, if requested to do so with respect to the First Priority Lien Obligations by the First Priority Representative pursuant to Section 4.13 of the First Lien Security Agreement and (ii) if the Senior Credit Facility is not a Minimum Size Credit Facility, as may be reasonably necessary, to evidence and perfect the Collateral Agent’s security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f) Each Grantor will exercise its reasonable business judgment as to all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any comparable office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including, when applicable, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with the Grantor’s reasonable good business judgment, promptly sue to recover any and all damages and take such other actions as are appropriate under the circumstances to protect such Collateral.

(h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals from the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor’s right, title and interest thereunder to the Perfection Agent or its designee, except to the extent that the Perfection Agent shall determine that any such assignment would result in the permanent destruction of the value or validity of such License or the Intellectual Property that is the subject of such License; provided, however, that nothing in this sentence shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any such determination, and no action taken or permitted to be taken by the Collateral Agent or any Secured Party with respect to such determination shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party.

(i) Each Grantor shall ensure that fully executed security agreements in the form hereof (or short-form supplements to this Agreement in form and substance reasonably satisfactory to the Collateral Agent) and containing a description of all Collateral consisting of Intellectual Property, to the extent and in the form necessary for filing, shall have been received within three months after the execution of this Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after the execution of this Agreement with respect to United States registered Copyrights by the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15

U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction in the United States (or any political subdivision thereof) and its territories and possessions, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

ARTICLE V

Power of Attorney

SECTION 5.01. [Intentionally Omitted]

SECTION 5.02. Power of Attorney. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, subject to the Intercreditor Agreement, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, if an Event of Default shall have occurred and be continuing (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party. The Collateral Agent shall give prior or simultaneous notice to the Issuer of its intent to begin taking actions under this Section 5.02; provided, however, that any failure to give such notice shall in no way affect the Collateral Agent’s right, power or authority to take such actions. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Indenture Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right that it may have on the date of this Agreement or hereafter, whether hereunder, under this Agreement or the Indenture, by law or otherwise.

ARTICLE VI

Remedies

SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees, subject to the Intercreditor Agreement, to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right, subject to the Intercreditor Agreement, to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine, except to the extent such assignment, transfer, conveyance or grant of a license or sublicense would result in the permanent destruction of the validity or value of the Intellectual Property that is the subject of such license and (b) with or without legal process and with or without prior demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the Intercreditor Agreement and the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Except as provided below, the Collateral Agent shall give prior or simultaneous notice to the Issuer of its intent to begin taking actions under this Section 6.01; provided, however, that any failure to give such notice shall in no way affect the Collateral Agent’s right, power or authority to take such actions.

The Collateral Agent shall give the Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 6.01, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor, except that any remaining proceeds thereof shall be delivered to the Grantors to the extent required by Section 6.02. For purposes hereof, subject, in each case, to the Intercreditor Agreement, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full in cash. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

SECTION 6.02. Application of Proceeds of Sale. Subject to the Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent (in its capacity as such hereunder or under any other Indenture Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Secured Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Indenture Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Indenture Document; and

SECOND, in the order set forth in Section 6.10 of the Indenture.

The Collateral Agent shall have, subject to the Intercreditor Agreement, absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 6.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property (and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection therewith) now owned or hereafter acquired by such Grantor, except to the extent that the granting of such license would (i) result in the permanent destruction of the validity or value of such Intellectual Property or (ii) violate the terms of any licensing agreements relating to such Intellectual

Property existing on the later of the date hereof and the date on which such Intellectual Property is acquired by a Grantor, provided that such Grantor and the Company have each used commercially reasonable efforts to remove or prevent the inclusion of such restrictions from the relevant license or sublicense, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default, provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 12.03 of the Indenture. All communications and notices hereunder to any Grantor shall be given to it at its address or telecopy number set forth on Schedule I, with a copy to the Issuer.

SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Indenture Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Indenture Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Indenture Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of this Agreement and the Indenture, regardless of any investigation made by the Secured Parties or on their behalf, and notwithstanding that any Secured Party may have had notice or knowledge of any Default, and shall continue in full force and effect until this Agreement shall terminate.

SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns.

SECTION 7.06. Collateral Agent’s Fees and Expenses; Indemnification. (a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof applicable to it.

(b) Without limitation of its indemnification obligations under the other Indenture Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent, the Trustee, the Noteholders and their Related Parties (each such Person being called an “Indemnitees”) against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Indenture Document, the consummation of the transactions contemplated hereby, the repayment of any of the Notes, the invalidity or unenforceability of any term or provision of this Agreement or any other Indenture Document, or any investigation made by or on behalf of the Collateral Agent or any Noteholder. All amounts due under this Section 7.06 shall be payable on written demand therefor and shall bear interest at the rate per annum publicly announced by the Collateral Agent as its prime rate in effect at its principal office on the date such written demand is made.

SECTION 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.08. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Indenture Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Indenture Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification relates, subject to any consent required in accordance with Article 9 of the Indenture.

SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER INDENTURE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

SECTION 7.10. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Indenture Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.11. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Indenture Documents and any separate letter agreements with respect to fees payable to the Collateral Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile or Adobe .pdf transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.12. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 7.13. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Indenture Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Indenture Document shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Indenture Document against any Grantor or its properties in the courts of any jurisdiction.

(b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Indenture Document in any court referred to in paragraph (a) of this Section 7.13. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each Grantor, other than the U.S. Grantors, hereby appoints Seagate Technology (US) Holdings, Inc. as its agent for service of process in the United States, and Seagate Technology (US) Holdings, Inc. hereby accepts such appointment.

SECTION 7.14. Termination. (a) This Agreement and the Security Interest shall terminate when all the Secured Obligations have been paid in full in cash.

(b) The security interest granted hereby in any Collateral shall be automatically released as provided for, and only to the extent required by, Section 11.04 of the Indenture.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 7.14, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Collateral Agent.

SECTION 7.15. Additional Grantors. Pursuant to Article 11 of the Indenture and the Collateral Requirement, (a) each Subsidiary of the Company that is formed or acquired after the Issue Date that is (or is required to become pursuant to the Indenture) a U.S. Guarantor and (b) each other Notes Party that is formed or acquired after the Issue Date that owns property that would constitute Collateral if such Notes Party were a party hereto, in each case is required to enter into this Agreement as a Grantor upon becoming a Guarantor. Upon execution and delivery by the Collateral Agent and a Guarantor of an instrument in the form of Annex 2 hereto, such Guarantor shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 7.16. The Collateral Agent; Limitation on Duty of Collateral Agent in Respect of Collateral. (a) It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in the Indenture. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Articles 7 and 11 of the Indenture. The Collateral Agent will be subject to such directions as may be given to it by the Noteholders or the Trustee from time to time (as required or permitted by the Indenture).

Except as directed by the Noteholders or the Trustee as required or permitted by the Indenture or as required or permitted by the Security Documents, the Collateral Agent will not be obligated (i) to act upon directions purported to be delivered to it by any other Person, (ii) to foreclose upon or otherwise enforce any Security Interest, or (iii) to give any consents, make any determination, exercise its discretion or take any other action whatsoever with regard to any or all of the Security Interest, the Security Documents, or the Collateral. No provision of this Agreement will require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives from the Noteholders indemnity satisfactory to it against any loss, liability or expense.

(b) In acting as Collateral Agent, the Collateral Agent may rely upon and enforce for its own benefit each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Articles 7 and 11 of the Indenture, each of which shall also be deemed to be for the benefit of the Collateral Agent.

SECTION 7.17. Intercreditor Agreement. The Liens created by this Agreement on the property described herein are junior and subordinate to the Liens on such property created by any similar instrument now or hereafter granted to any First Priority Representative, in such property, in accordance with the provisions of the Intercreditor Agreement. Notwithstanding anything to the contrary, the exercise of any right or remedy by the Collateral Agent hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Executed as a deed by:

SEAGATE TECHNOLOGY INTERNATIONAL

By	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Secretary and General Counsel

Witness	/s/ Demetrios N. Mavrikis
Name:	Demetrios N. Mavrikis
Title:	Executive Assistant

Signature Page to Second Lien U.S. Security Agreement

Executed as a deed by:

SEAGATE TECHNOLOGY

By	/s/ Stephen J. Luczo
Name:	Stephen J. Luczo
Title:	President, Chief Executive Officer and Chairman of the Board

Witness	/s/ Georgia Brint
Name:	Georgia Brint
Title:	Executive Assistant

Signature Page to Second Lien U.S. Security Agreement

Executed as a deed by:

SEAGATE TECHNOLOGY HDD HOLDINGS

By:	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Secretary, General Counsel and Senior Vice President

Witness:	/s/ Demetrios N. Mavrikis
Name:	Demetrios N. Mavrikis
Title:	Executive Assistant

Signature Page to Second Lien U.S. Security Agreement

SEAGATE TECHNOLOGY (US) HOLDINGS, INC.

by	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Secretary and General Counsel

Signature Page to Second Lien U.S. Security Agreement

MAXTOR CORPORATION

by	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Corporate Secretary, General Counsel and Senior Vice President

Signature Page to Second Lien U.S. Security Agreement

SEAGATE TECHNOLOGY LLC

by	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Secretary, General Counsel and Senior Vice President

Signature Page to Second Lien U.S. Security Agreement

I365 INC.

by	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Assistant Secretary

Signature Page to Second Lien U.S. Security Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

by	/s/ Maddy Hall
Name:	Maddy Hall
Title:	Vice President

Signature Page to Second Lien U.S. Security Agreement

Schedule I to the

Second Lien U.S. Security Agreement

GRANTORS

Grantor	Address
Seagate Technology (US) Holdings, Inc.	920 Disc Drive Scotts Valley, CA 95066

Maxtor Corporation	920 Disc Drive Scotts Valley, CA 95066

i365 Inc.	3101 Jay Street, Suite 110, Santa Clara, CA 95054

Seagate Technology LLC	920 Disc Drive Scotts Valley, CA 95066

Seagate Technology	920 Disc Drive Scotts Valley, CA 95066

Seagate Technology HDD Holdings	920 Disc Drive Scotts Valley, CA 95066

Seagate Technology International	920 Disc Drive Scotts Valley, CA 95066

Schedule II to the

Second Lien U.S. Security Agreement

COPYRIGHTS

Schedule III to the

Second Lien U.S. Security Agreement

LICENSES

Schedule IV to the

Second Lien U.S. Security Agreement

PATENTS

Schedule V to the

Second Lien U.S. Security Agreement

TRADEMARKS

Schedule VI to the

Second Lien U.S. Security Agreement

EXCLUDED LICENSES

Schedule VIII to the

Second Lien U.S. Security Agreement

FIXTURE FILINGS

DEBTOR	JURISDICTION

Annex 1 to the

Second Lien U.S. Security Agreement

PERFECTION SCHEDULE

Reference is made to the Indenture dated as of May 1, 2009 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Seagate Technology International, an exempted limited liability company organized under the laws of the Cayman Islands (the “Issuer”), Seagate Technology, an exempted limited liability company organized under the laws of the Cayman Islands (the “Company”), as guarantor, the other Guarantors from time to time party thereto (collectively, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”). “Grantor” means the Issuer or any Guarantor that is required to execute the Second Lien U.S. Security Agreement dated as of May 1, 2009 (the “Second Lien U.S. Security Agreement”) among the Issuer, the Company and the other Guarantors party thereto and Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent”) or any other Security Agreement pursuant to the Collateral Requirement. Capitalized terms used but not defined herein have the meanings assigned in the Indenture, the Second Lien U.S. Security Agreement or the Second Lien U.S. Pledge Agreement referred to therein, as applicable.

1. Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate of incorporation or formation, is as follows:

(b) Set forth below is each other legal name each Grantor has had in the past five years, together with the date of the relevant change:

(c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the legal name, Organizational Identification Number (if any), the Federal Taxpayer Identification Number and the jurisdiction of formation of each acquiree or constituent party to a merger or consolidation.

(d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

(e) Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization:

(f) Set forth below is the Federal Taxpayer Identification Number of each Grantor: [only necessary for filing in North Dakota and South Dakota.]

2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor	Mailing Address	County	State

(b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”):

Grantor	Mailing Address	County	State

(c) The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name below:

Grantor:	Jurisdiction:

(d) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Equipment or other Collateral not identified above:

Grantor	Mailing Address	County	State

(e) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

Grantor	Mailing Address	County	State

3. Unusual Transactions. All Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4. File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office where filings described in Section 5 hereof are to be made, and such search reports reflect no liens against any of the Collateral other than those permitted under the Indenture.

5. UCC Filings. Financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located and, to the extent any of the Collateral is comprised of fixtures, timber to be cut or as extracted collateral from the wellhead or minehead, in the proper local jurisdiction, in each case as set forth with respect to such Grantor in Section 2(d) hereof.

2

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

7. Stock Ownership and other Equity Interests. Attached hereto as Schedule 7 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of Seagate Technology HDD Holdings and each Subsidiary of the Company, in each case that is owned by a Grantor. Also set forth on Schedule 7 is each equity investment of each Grantor that represents 50% or more of the equity of the entity in which such investment was made.

8. Debt Instruments. Attached hereto as Schedule 8 is a true and correct list of all promissory notes and other evidence of indebtedness held by each Grantor that are required to be pledged under the Indenture Documents.

9. Advances. Attached hereto as Schedule 9 is (a) a true and correct list of all advances made by any Grantor to the Issuer, the Company or any of its Subsidiaries (other than those identified on Schedule 8), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Indenture Documents and (b) a true and correct list of all unpaid intercompany transfers of goods sold by any Grantor.

10. Mortgage Filings. Attached hereto as Schedule 10 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein.

11. Intellectual Property. Attached hereto as Schedule 11(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor’s Patents and Patent Applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each Patent and Patent Application owned by any Grantor.

Attached hereto as Schedule 11(B) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor’s Trademarks and Trademark Applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each Trademark and Trademark Application owned by any Grantor.

Attached hereto as Schedule 11(C) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Grantor’s Copyrights (including the name of the registered owner, title and the registration number) and Copyright Applications (including the name of the registered owner and title) of each Copyright or Copyright Application owned by any Grantor.

3

12. Deposit Accounts. Attached hereto as Schedule 12 is a true and correct list of deposit accounts maintained by each Grantor, including the name and address of the depositary institution, the type of account and the account number.

13. Securities Accounts. Attached hereto as Schedule 13 is a true and correct list of securities accounts maintained by each Grantor, including the name and address of the intermediary institution, the type of account and the account number.

Notwithstanding anything to the contrary contained in this Perfection Schedule, each Grantor which is domiciled outside of the Collateral Jurisdictions shall only provide information for Sections 1(a), 2(a), 2(b), 2(d), 2(e), 4, 5, 7, 10, 11, 12 and 13, and such information shall only pertain to Collateral held within the Collateral Jurisdictions.

4

Annex 2 to the

Second Lien U.S. Security Agreement

SUPPLEMENT NO. [    ] dated as of [        ] (this “Supplement”), to the Second Lien U.S. Security Agreement dated as of May 1, 2009 (as amended, supplemented or otherwise modified from time to time the “Second Lien U.S. Security Agreement”), among SEAGATE TECHNOLOGY INTERNATIONAL, an exempted limited liability company organized under the laws of the Cayman Islands (the “Issuer”), SEAGATE TECHNOLOGY, an exempted limited liability company organized under the laws of the Cayman Islands (the “Company”), the other Guarantors listed on Schedule I thereto (each such Guarantor together with the Issuer and the Company, the “Grantors” and each a “Grantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Second Lien U.S. Security Agreement).

A. Reference is made to (a) the Indenture, dated as of May 1, 2009 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Company, the other Guarantors from time to time party thereto (collectively, “the Guarantors” and, together with the Issuer, the “Notes Parties”) and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), pursuant to which the Issuer issued 10.00% Senior Secured Second-Priority Notes due 2014 (collectively, the “Notes”), and (b) the Intercreditor Agreement dated as of May 1, 2009 (as amended, supplemented, replaced or otherwise modified from time to time, the “Intercreditor Agreement”), among the Issuer, the Company, the other Guarantors named therein, the Collateral Agent and JPMorgan Chase Bank, N.A., as administrative agent under the Senior Credit Facility (as defined in the Indenture).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien U.S. Security Agreement and, if not defined therein, in the Indenture.

C. The Grantors have entered into the Second Lien U.S. Security Agreement in order to induce the Initial Purchasers to purchase Notes. Pursuant to Article 11 of the Indenture and the Collateral Requirement, (a) each Subsidiary that is a U.S. Notes Party that is formed or acquired after the Issue Date and (b) each other Guarantor that is formed or acquired after the Issue Date that owns property in the United States of America (including any State thereof and the District of Columbia) that would constitute Collateral if such Notes Party were a party hereto, in each case is required to enter into the Second Lien U.S. Security Agreement as a Grantor upon becoming a Guarantor. Section 7.15 of the Second Lien U.S. Security Agreement provides that such Guarantors may become Grantors under the Second Lien U.S. Security Agreement by execution and delivery of an instrument in the form of this Supplement.

Accordingly, the Collateral Agent and the undersigned Notes Party (the “New Grantor”) agree as follows:

SECTION 1. In accordance with Section 7.15 of the Second Lien U.S. Security Agreement, the New Grantor by its signature below becomes a Grantor under the Second

Lien U.S. Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Second Lien U.S. Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof except to the extent a representation and warranty expressly relates solely to a specific date, in which case such representation and warranty shall be true and correct on such date. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations (as defined in the Second Lien U.S. Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral of the New Grantor. Each reference to a “Grantor” in the Second Lien U.S. Security Agreement shall be deemed to include the New Grantor. The Second Lien U.S. Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile or Adobe .pdf transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

SECTION 5. Except as expressly supplemented hereby, the Second Lien U.S. Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien U.S. Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular

2

jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Second Lien U.S. Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below, with a copy to the Issuer.

SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Second Lien U.S. Security Agreement as of the day and year first above written.

[Executed as a deed by:]*

[NAME OF NEW GRANTOR]

By:
Name:
Title:

[Witness:
Name:
Title:]*

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent,

by
Name:
Title:

*	Include bracketed language only if the New Grantor is an entity organized under the laws of the Cayman Islands or any other jurisdiction where execution as a deed is necessary or advisable.

4

Schedule I to Supplement No. [    ]

to the Second Lien U.S. Security Agreement

LOCATION OF COLLATERAL

Description	Location